UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 20, 2012
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4th Avenue SW
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 20, 2012, GeoGlobal Resources Inc. (the “Company”) entered into the Securities Purchase Agreement with Crede CG II, Ltd., a Bermuda exempted limited company (the “Crede”). Under the terms of the Securities Purchase Agreement, the Company agreed to sell and issue to Crede 13,827,387 units (the “Units”), with each Unit consisting of (i) one share of common stock of the Company, par value $0.001 per share (“Common Stock”) and (ii) one warrant (a “Warrant”) to initially purchase one share of Common Stock (the “Warrant Shares”).  The purchase price per Unit is equal to US$0.067, the closing bid of the Common Stock as reported on Bloomberg for the last trading day immediately preceding the execution of the Securities Purchase Agreement.  The aggregate purchase price is US$926,435.

The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type.  These representations, warranties and covenants were made solely for purposes of the Securities Purchase Agreement and should not be relied upon by any investor in the Company, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates.  Investors in the Company are not third party beneficiaries under the Securities Purchase Agreement.

The purchase and sales under the Securities Purchase Agreement (and of the Warrant Shares upon exercise or exchange of the Warrants) is registered pursuant to the Company’s shelf registration statement on Form S-3 File Number 333-168031 (the “Registration Statement”) and as to which the prospectus supplement (the “Prospectus Supplement”) relates.

The Securities Purchase Agreement contains prohibitions on (i) additional issuances of equity or equity-linked securities for 90 days, and (ii) variable rate transactions until none of the Warrants are outstanding.  The Securities Purchase Agreement also provides Crede with a right of first refusal for any subsequent offerings of equity or equity-linked securities on the same terms and conditions as are offered to a third-party buyer for period of six months following the closing of the Securities Purchase Agreement.

Consummation of the transaction contemplated by the Securities Purchase Agreement (the “Transaction”) is subject to the approval by the NYSE MKT LLC (the “Exchange”, and such approval, the “NYSE MKT Approval”). In the event that the Company does not close the Transaction for any reason other than a material breach by Crede or failure to receive approval from the Exchange, the Company is obligated to indemnify and hold harmless Crede for its costs, expenses, damages and losses.

The foregoing description of the Securities Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Warrant

Pursuant to the Securities Purchase Agreement, the Company will issue the Warrants to Crede. The Warrants are exercisable for a period of five years following the date of issuance and have an initial exercise price per share of US$0.0804 (the “Exercise Price”), 120% of the closing bid price of the Common Stock on December 19, 2012,  as reported on Bloomberg. The Exercise Price of the Warrants and the number of Warrant Shares are subject to adjustment from time to time as set forth below. The Warrants are fully transferable and may be offered for sale, sold transferred or assigned without the consent of the Company.

In the event that the Company (i) pays a stock dividend, (ii) subdivides its Common Stock, or (iii) combines its Common Stock, then the Exercise Price would be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  If the Company issues or sells Common Stock at a price per share lower than the Exercise Price, then the Exercise Price is decreased to a price determined by a formula in the Warrant.  When the Exercise Price is adjusted, the number of Warrant Shares that may be purchased is proportionately adjusted, so that the aggregate Exercise Price payable under the Warrant remains the same regardless of the adjustment. The number of Warrant Shares is also adjusted from time to time to ensure that there shall be sufficient Warrant Shares to satisfy any exchange of the Warrants.

Any holder of the Warrants (a “Holder”) is entitled to participate in any distributions declared or purchase rights granted by the Company as if the Holder had exercised its Warrants.

The Warrants contain a so-called “blocker” provision so that a Holder may not exercise or exchange its Warrants to the extent (but only to the extent) that such particular exercise or exchange would result in such Holder’s (together with its affiliates’) “beneficial ownership” (under Section 13(d) of of the 1934 Act) of the Common Stock exceeding 9.9% (the “Maximum Percentage”).  Neither is the Company permitted to force a Holder to exercise its Warrants (as described below) or to issue shares of Common Stock upon exchange of such Warrant if such forced exercise or shares of Common Stock issued in exchange for such Warrant  would result in such Holder’s (together with its affiliates’) beneficial ownership exceeding the Maximum Percentage. In addition Warrant Shares may not be issued, subject to certain conditions,  if the issuance of such Warrant Shares, together with shares of Common Stock issued under the Securities Purchase Agreement, would exceed 27,654,775 shares of Common Stock (the “Exchange Cap”).

A Holder may exercise its Warrants on a cashless basis, but only if certain equity conditions (the “Equity Conditions”) are not satisfied, including, but not limited to, (i) if the Company is delisted, (ii) if the Registration Statement or the Prospectus Supplement are no longer available for use with respect to the issuance of Common Stock, Warrants or Warrant Shares, (iii) if the Warrant Shares are not freely tradeable and (iv) if the Company is no longer fully reporting. Upon such cashless exercise, Holder will receive a number of shares of Common Stock determined according to a formula specified in the Warrant.

A Holder may, at any time, exchange all or any portion of the Warrant (an “Exchange”) for cash or, at the Company’s election subject to various conditions set forth in the Warrants, shares of Common Stock. Such an Exchange will be made according to a formula based upon the Black-Scholes exchange value (as set forth in the Warrant) of the portion of the Warrant being exchanged. The Company may not issue shares upon such Exchange if the Exchange Cap would be exceeded as a result thereof or if the Equity Conditions are not satisfied.  In addition, if the Company may not issue shares upon such Exchange, it must satisfy such Exchange in cash.  Provided that the Exchange Cap does not apply and the Equity Conditions are satisfied (so that the Company is permitted to issue shares of Common Stock upon such an Exchange), a Holder may not effect an Exchange at such time and to such extent that, if the Company elected to satisfy such Exchange in shares of Common Stock, such Holder’s (together with its affiliates’) beneficial ownership would exceed the Maximum Percentage.

If the closing bid price of the Common Stock is greater than or equal to 25% above the then applicable Exercise Price for twenty consecutive trading days and the average daily dollar volume during the twenty-day period is equal to or exceeds $150,000, then the Company has the right to require that a Holder exercise its Warrants for cash, subject to certain conditions, including that the Equity Conditions are satisfied and that the Exchange Gap and Maximum Percentage limitations would not be exceeded as a result thereof.

The Warrant will not be listed on any national securities exchange.

The description of the terms of the Warrant set forth herein is only a summary does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Investment Fee and Other Fees

Under the terms of the Securities Purchase Agreement, the Company is obligated to pay Crede certain fees and expenses (the “Investment Fee”).  The Investment Fee will be paid at the closing of the Securities Purchase Agreement by Crede withholding the Investment Fee from the Purchase Price paid to the Company.  Prior to the signing of the Securities Purchase Agreement, the Company signed a term sheet for the Transaction on December 10, 2012, pursuant to which it has paid Crede a non-refundable document preparation fee (the “Document Preparation Fee”).

Letter Agreement and Further Warrants

In connection with the execution of the Securities Purchase Agreement and the Warrant, the Israel Land Development Company - Energy Ltd. (“ILDE”) executed and delivered a letter agreement to the Company, dated December [20], 2012 (the “ILDE Letter”) pursuant to which it waived (i) its rights as set forth in Section 4.9 of the Securities Purchase and Exchange Agreement, dated as of November 21, 2011, by and between ILDE and the Company (the “Securities Purchase and Exchange Agreement”) and (ii) all obligations of the Company under Section 4.9 of the Securities Purchase and Exchange Agreement. Such waiver will only be applicable with regard to the Securities Purchase Agreement.

Pursuant to the Securities Purchase and Exchange Agreement, the Company had issued warrants to ILDE (the “ILDE Warrant Certificates”).  Such ILDE Warrant Certificates contained anti-dilution provisions that would have resulted in an increase in shares of Common Stock for which the ILDE Warrant Certificates could be exercised.  Such increase would have violated the Company’s authorized share capital.  Therefore, ILDE further agreed in the ILDE Letter that, in lieu of the full adjustment that would have been applicable pursuant to Section 3 of the Securities Purchase and Exchange Agreement, the ILDE Warrant Certificates would be cancelled and replaced by a new warrant certificate (the “New ILDE Warrant Certificate”), in full satisfaction of any and all adjustments due under the ILDE Warrant Certificates.  Upon the issuance by the Company of the New ILDE Warrant Certificate, all obligations of the Company pursuant to the ILDE Warrant Certificates will terminate.

The terms of the New ILDE Warrant Certificate are substantially similar to the terms of the Warrants (as described above) except that, amongst other things, the exercise of the warrants under the New ILDE Warrant Certificate will not be subject to the Maximum Percentage and Exchange Cap restrictions.

The description of certain terms of the ILDE Letter and the New ILDE Warrant Certificate set forth herein is only a summary does not purport to be complete and is qualified in its entirety by the provisions of the ILDE Letter and the New ILDE Warrant, copies of which are attached hereto as Exhibit 4.3 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01.             Other Events.

On December 21, 2012, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement with the Buyer on that date.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Warrant (included as Exhibit A to the Securities Purchase Agreement filed herewith as Exhibit 10.1)
4.2	Form of New ILDE Warrant Certificate (included as Exhibit A to the ILDE Letter filed herewith as Exhibit 10.2)
10.1	Securities Purchase Agreement, dated as of December 20, 2012, by and between the Company and Crede
10.2	ILDE Letter, dated as of December 20, 2012, by and between the Company and ILDE
99.1	Press Release, dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012	GEOGLOBAL RESOURCES INC. (Registrant)

	By:	/s/ Paul B. Miller
Name: Paul B. Miller
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Form of Warrant (included as Exhibit A to the Securities Purchase Agreement filed herewith as Exhibit 10.1)
4.2	Form of New ILDE Warrant Certificate (included as Exhibit A to the ILDE Letter filed herewith as Exhibit 10.2)
10.1	Securities Purchase Agreement, dated as of December 20, 2012, by and between the Company and Crede
10.2	ILDE Letter, dated as of December 20, 2012, by and between the Company and ILDE
99.1	Press Release, dated December 21, 2012